UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2010

Amazon Goldsands Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Jiron Caracas 2226, Jesús María, Lima 11, Peru	____________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (51 1) 989 184706

________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;
                       Compensatory Arrangements of Certain Officers.

On August 25, 2010, Amazon Goldsands Ltd. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with The Langford Group, Inc. (“Langford Group”).  The Agreement is effective as of July 24, 2010 and terminates on October 24, 2010, unless terminated earlier pursuant to terms of the Agreement.  Tony Langford, the Chief Financial Officer of the Company, is the President and Chief Executive Officer of Langford Group.

Pursuant to the terms of the Agreement, Langford Group was retained to provide the Company with financial management services.  As compensation for such services, Langford Group will receive a monthly management fee of $2,500 U.S. Dollars, payable on the 15th day of the month to which payment of such management fee relates.

The foregoing summary of the Agreement is qualified in its entirety by the full terms and conditions of the Consulting Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

d)                    Exhibits.

10.1                Consulting Agreement, dated as of August 25, 2010, between Amazon Goldsands Ltd. and The Langford Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 26, 2010

Amazon Goldsands Ltd.

By:      /s/ Robert Van Tassell
Name:      Robert Van Tassell
Title:        Chief Executive Officer

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

10.1	Consulting Agreement, dated as of August 25, 2010, between Amazon Goldsands Ltd. and The Langford Group, Inc.